UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

Novell, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

404 Wyman Street, Suite 500, Waltham, MA 02451

(Address of principal executive offices)

(781) 464-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 17, 2011, Novell, Inc. (the “Company”) held a special meeting of stockholders to, among other things, consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of November 21, 2010, by and among the Company, Attachmate Corporation and Longview Software Acquisition Corp. (the “Merger Agreement”). On January 12, 2011, the record date, 352,784,140 shares of the Company’s common stock were issued and outstanding. The holders of 240,112,403 shares of the Company’s common stock were present at the special meeting, either in person or represented by proxy, constituting a quorum.

The Company’s stockholders approved the proposal to adopt the Merger Agreement, which received the following votes as certified by the Inspector of Elections:

For	Against	Abstain	Broker Non-Votes
234,115,897	3,326,946	2,669,560	0

The proposal to authorize the Company’s board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there were not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting was mooted in light of the vote on the Merger Agreement and was not presented or voted on.

Item 8.01 Other Events.

On February 17, 2011, the Company issued a press release announcing the voting results of the special meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Novell, Inc. dated February 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.

Date: February 17, 2011

By:  /s/  Dana C. Russell

        Dana C. Russell

        Senior Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Novell, Inc. dated February 17, 2011